*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                                                    Exhibit 10.2

                 E-CENTIVES - EXCITE@HOME CO-BRANDING AGREEMENT

This agreement ("Agreement") is entered into as of the 16th day of February, 2000 ("Effective Date"), by and between the At Home Corporation ("Excite@Home" or "Excite"), located at 450 Broadway, Redwood City, California 94063, and e-centives, Inc., ("Application Provider" or "e-centives"), a Delaware corporation, located at 6903 Rockledge Drive, Suite 1200, Bethesda, MD 20817.

                                    RECITALS

A. Excite@Home provides the @Home Service, maintains sites on the Internet, including http://www.excite.com, and owns and/or manages or labels related Web sites worldwide (collectively, the "Excite Network") which, among other things, allow its users to search for and access content and other sites on the Internet.

B. Excite@Home also maintains and/or manages certain Web pages which may be delivered to users worldwide via email, desktop "channels" or Internet "push" technologies (collectively, "Broadcast Pages") and which may incorporate content supplied to Excite@Home by third parties for the purpose of providing value to Excite@Home users and providing access to the content, products and/or services of such third parties.

C. Application Provider owns or has the right to distribute certain content consisting principally of coupons and offers for products and services, and maintains a related site on the Internet at http://www.ecentives.com (the "Application Provider Site").

D. Excite@Home and Application Provider wish to distribute Application Provider's content through the Excite Network and/or Broadcast Pages, establish and maintain related co-branded pages on the Application Provider Site, establish links between the Excite Network and the co-branded pages on the Application Provider Site, and promote the Application Provider on the Excite Network.

Therefore, the parties agree as follows:

1.   DEFINITIONS

     a) "Co-Branded Application" shall mean an Internet application designed, hosted, and managed by Application Provider whose purpose is to allow for the customer-specific selection, provision, and dissemination of offers (both targeted and untargeted, as hereinafter defined in EXHIBIT A) and coupons for products and services offered by Application Provider's merchant partners.

     b) "Excite Content" shall mean all content, information and functionality provided by Excite to e-centives, including but not limited to, links to

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          Community Products, Excite controlled advertising and Excite sourced offers, as further defined herein.

     c) "e-centives Content" shall mean all content, information and functionality provided by e-centives through the Co-Branded Application, including but not limited to, e-centives controlled advertising and e-centives sourced offers, as further defined herein.

     d) "User(s)" shall mean an end-user customer of the Excite@Home Network of web-sites and services.

     e) "Excite@Home Member(s)" shall mean a User who has registered as a member of the Excite@Home Network, regardless of that User's stated preference regarding allowing their registration information to be shared with third parties.

     f)   "Program Member(s)" shall mean an Excite@Home Member who has:

          i)   Been provided access to the Co-Branded Application, and

          ii) Has opted-in to allow all his or her registration information to be shared with Application Provider and/or unspecified third parties.

          iii) Each Program Member shall be further classified into one of two mutually exclusive categories, General Program Member or Qualified Program Member, as defined below:

               (1) "General Program Member(s)" shall mean a Program Member who has not provided "Shopping Category Data" about him or herself, as defined below, and whose URS Data has been provided to e-centives no later than 5 days after the original date the User became an Excite@Home Member.

               (2) "Qualified Program Member(s)" shall mean a Program Member who has provided "Shopping Category Data" about him or herself, as defined below.

     g) "User Data" shall mean all information regarding an individual Program Member, as further broken into these distinct categories:

          i) "URS User Data" shall mean those data elements that are captured in the Excite@Home primary registration system via the Excite@Home Member registration form that is most commonly provided to new Excite@Home Members. URS User Data shall at a minimum include user-supplied ZIP Code, gender, date of birth, deliverable email address, and original Excite@Home registration date.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          ii) "Superset Data" shall mean those data elements, independent of any specific purchase transaction, which are requested from all Qualified Program Members, irrespective of whether or not this information shall be collected in the Co-Branded Application. Solely for purposes of illustration, such data might or might not include categorical data elements such as Marital Status, Income, and Presence of Children in the Household.

          iii) "Shopping Category Data" shall mean the list of specific shopping categories that a Qualified Program Member has indicated interest in. Shopping Category Data shall be binary in nature (e.g. Yes/No selections) and shall be mutually agreed upon. Solely for purposes of illustration, such data might or might not include categories such as Automobiles, Electronics, or Clothing.

          iv) "Transactional Data" shall mean data elements descriptive of a specific purchase or purchase intent event which is enabled by the Co-Branded Application, such as purchase amount, payment method, items purchased, items selected but ultimately not purchased, etc.

     h) "Payment-Eligible User Data" shall mean URS User Data from both General Program Members and Qualified Program Members, and Shopping Category Data and, where available, Superset Data, from Qualified Program Members:

          i) Whose Excite@Home registration data is sent to e-centives for account creation,

          ii) Who do not have an existing account with e-centives (as determined by email address) as of the Effective Date, and

          iii) Who, in the case of Qualified Program Members, have provided shopping interest category, which data the Co-Branded Application shall use to allow or restrict access to Targeted Offers, and Co-Branded Application email opt-in selection during either (a) Excite@Home Member registration or Excite@Home login or (b) offer detail presentment by e-centives, or (c) other registration process by e-centives.

2.   CO-BRANDED APPLICATION

     a) Application Provider will, at its sole expense, develop, host and maintain the Co-Branded Application for Excite@Home. The primary function of the Co-Branded Application will be to present Users with coupons or other offers (both targeted and untargeted, as hereinafter defined in EXHIBIT A) for products and services provided by Application Provider's merchant partners with the intent of converting said Users into Program

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

        Members. The Co-Branded Application will include offers and other content and functionality (Excite Content and e-centives Content, collectively "Application Content") as further described in EXHIBIT B.

     b) Application Provider will design and create web pages containing the Application Content ("Application Pages"). The Application Pages will be presented in accordance with guidelines that Excite@Home will provide Application Provider, which include, but are not limited to, page performance standards and header and other design/user interface standards. The Application Pages will prominently feature Excite@Home branding and will be presented in a "look and feel" consistent with the "look and feel" of the Excite Network. Excite@Home will have final approval over all Application Pages. The Application Pages shall be developed in accordance, in all material respects, with the requirements established by EXHIBIT B.

     c) Application Provider will develop its category/directory structures to be similar to those found on the Excite@Home Network and in accordance with the requirements established by EXHIBIT B, SECTION 4.

     d) Application Provider will host the Co-Branded Application on its Internet servers, but will serve the Co-Branded Application from an "excite.com" masked domain name (or such other domain as Excite@Home may elect at its sole option) so that Excite@Home can receive the reach and page view credit. Application Provider will have sole responsibility for providing and maintaining, at its expense, the Application Provider Site, the Co-Branded Application, the Application Content (excluding the provision of Excite Content), and any updates thereto.

     e) Each Co-Branded Page will include one or more links to the Excite Network, as set forth in Section 3(d). Excite@Home will supply Application Provider with the URLs for these links.

     f) Other than updates to the Application Content and to advertising displayed on the Application Pages, Application Provider will not change the Co-Branded Application without Excite@Home's prior consent, which consent will not be unreasonably withheld. Excite@Home will respond to change requests within seven (7) days of receipt, and any failure to so respond shall be deemed an approval.

     g) Excite@Home may, upon fifteen (15) days prior notice to Application Provider, request reasonable revisions to the Co-Branded Application as needed to reflect changes that will not adversely affect Application Provider, such as changes to Excite@Home's name and/or brand or changes to the URLs for the links to the Excite Network. Application Provider will use reasonable efforts to accommodate Excite@Home's requested changes within the fifteen (15) day period.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     h) Excite@Home will have editorial control over all email or other similar communication with Excite@Home Members. Correspondence solely regarding the Co-Branded Application will only be presented to Program Members; communication with all other Excite@Home Members will be tied to regular Excite@Home email schedules, which may or may not be integrated with other email content at Excite@Home's sole option. Correspondence specific to the Co-Branded Application may be mailed on a schedule independent of other Excite@Home member mailings for those Qualified Program Members that specify a frequency of contact. Until an individual General Program Member specifies a frequency of email contact, he or she will by default receive email pursuant to the Co-branded Application's every-other-week email option setting. Any mailings to such General Program Members who have not specified a frequency of email contact will be mailed on a schedule that coordinates contact with other Excite@Home newsletter and promotional contacts, but at least with the frequency of every-other-week. Communications with Excite@Home Members shall further be subject to the requirements of EXHIBIT D.

3.   INTEGRATION WITH EXCITE@HOME SERVICES

     a) Application Provider will integrate the Co-Branded Application with Excite@Home's Universal Registration System ("URS") according to Excite@Home's technical and operational specifications. Each party will incur their own costs related to the integration.

     b) Information collected through the Co-Branded Application will include, but not be limited to,

          i) URS User Data, whose categories may be modified from time to time at Excite@Home's sole option;

          ii) Superset Data, whose categories shall be determined by mutual agreement but subject to Excite@Home's final approval;

          iii) Shopping Category Data, whose contents shall be determined by mutual agreement but subject to Excite@Home's final approval.

     c) All Information collected under this Agreement will be transmitted between the parties in a manner to be mutually agreed upon.

     d) The Co-Branded Application will include content with links that direct Users to other Excite@Home content, including but not limited to community products, which include message boards, chat, clubs, home pages, instant messaging, calendar, address book, email, photos and any other community products which Excite@Home may develop during the term of this Agreement ("Community Products"). The number of links to other Excite@Home content shall be consistent with the general quantity of links implemented on comparable portions of the Excite Network.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

        Application Provider will not feature non-Excite@Home Community Products on the Co-Branded Application without the written permission of Excite@Home.

     e) Application Provider will publish to Excite@Home subsets of its content in a mutually-agreed XML or pre-defined text format (e.g. URL's captions, brief two-sentence descriptions, news headlines, pointers into longer descriptions, and abstracts) in order for Excite@Home to integrate, at its option, portions of the content into its search results, directory results and other areas of Excite@Home in order to drive traffic to the Co-Branded Application, as deemed appropriate by Excite@Home in its sole discretion. Neither party will export to the other party any licensed third-party data for which the providing party does not have redistribution rights.

     f) Application Provider will provide and regularly update database mappings necessary to maximize search and directory integration for the Co-Branded Application into Excite@Home's services.

     g) Application Provider will provide Excite@Home with a regularly updated data feed of product information for integration into Excite@Home's commerce services. The data feed will be provided according to Excite@Home's then-applicable standard product data import specifications, which specifications shall be substantially similar to those required by similar service providers in the industry.

     h) Excite@Home will provide Application Provider with a regularly updated data feed of product information for integration into the Co-Branded Application. The data feed will be provided according to Excite@Home's standard product data export specifications, which specifications shall be substantially similar to those required by similar service providers in the industry.

     i) Excite@Home shall not offer any Excite-branded or Excite-co-branded service during the Term of this Agreement that is substantially similar in functionally to the Co-Branded Application.

4.   ADVERTISING ON THE CO-BRANDED APPLICATION

     a) Excite@Home will have the right to sell and serve Excite banner, sponsorship, and text link advertising on the Co-Branded Application, as limited by the terms of this Section. Excite@Home will have the right to sell and serve such advertising on all pages within the Co-Branded Application. Revenues from such advertising shall accrue wholly to Excite@Home. Application Provider will enable the ad-serving and accommodate Excite@Home's technical requirements, which shall be

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     consistent with those of Excite's other partners and the standards generally used in the industry, at its own expense.

b) Banner advertising shall be limited to one standard-size banner below the Co-Branded Application's content area, as described in Section 2.

c) Sponsorship modules will be present on the Co-Branded Application in a quantity consistent with the overall quantity within other shopping content areas of Excite. Each party shall have the right to sell and serve advertisements on 50% of the sponsorship tiles within the Co-Branded Application. As of the Effective Date of this Agreement, pages within Excite@Home's shopping service contain four sponsorship tiles arranged vertically on the right hand side of each page, though over time this may change at Excite@Home's sole option, but such changes shall not conflict with Application Provider's contractual obligations. Within this framework, Application Provider will have access to the first and third tiles from the top; Excite@Home will have access to the second and fourth tiles. Should additional tiles be added during the term of this Agreement, the first incremental tile shall be allocated to Application Provider, the following to Excite@Home, and so forth. Revenue generated by the parties from such activities shall not be shared but rather shall be retained by the respective party to whom the Sponsorship tile(s) are allocated.

d) Excite@Home will not serve advertising on the Co-Branded Application for any "Application Provider Named Competitor," as specified in EXHIBIT E. Application Provider may designate no more than 10 companies as Named Competitors. Not more than once per quarter, Application Provider may update the list of Application Provider Named Competitors, but may not add to the list any company with which Excite@Home has a material existing relationship as of the Effective Date of this Agreement. Within three business days of receiving Application Provider's written update, Excite@Home will remove any advertising from Application Provider's listed competitors displayed on the Co-Branded Pages.

e) Application Provider will not serve advertising on the Co-Branded Application for any "Excite@Home Named Competitor," as specified in EXHIBIT E. Excite@Home may designate no more than 10 companies as Named Competitors. Not more than once per quarter, Excite@Home may update the list of Excite@Home Named Competitors, but may not add to the list any company with which e-centives has a material existing relationship as of the Effective Date of this Agreement. Within three business days of receiving Excite@Home's written update, Application Provider will remove any advertising from Excite@Home's listed competitors displayed on the Co-Branded Pages.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     f) Application Provider will not serve advertising on the Co-Branded Application that (i) violates any law, rule, or regulation, (ii) relates to pornography, gaming, tobacco, or alcohol, (iii) is the subject of a claim to trademark, trade name, service mark, or other proprietary rights, or Excite@Home may request removal of any such advertising from the Co-Branded Application, and Application Provider shall remove any such advertising within twenty-four (24) hours of receipt of any such written request.

5.   PROMOTION OF THE CO-BRANDED APPLICATION

     a) Excite@Home will provide promotion for the Co-Branded Application as described in EXHIBIT F. Excite@Home may provide additional links to, or other promotion for, the Co-Branded Application from elsewhere on or off the Excite Network at its sole discretion.

6.   USER DATA OWNERSHIP

     a)   Ownership

          i) The operation of the Co-Branded Application will permit the collection of Payment-Eligible User Data.

          ii) Payment-Eligible URS User Data, Superset Data, and Shopping Category Data collected through the operation of the Co-Branded Application will be jointly owned by the parties. The parties' respective ownership shall be subject to the restrictions set forth in this Agreement.

          iii) Transactional Data, when available, shall be jointly owned by the parties, except in those cases where Application Provider's contractual agreement(s) with its merchant partner(s) prevent the sharing of said Transactional Data with third parties. In all cases Application Provider shall use commercially reasonable efforts to ensure that Transactional Data may be shared with and co-owned by Excite@Home. The parties' respective ownership rights shall be subject to the restrictions set forth in this Agreement.

     b)   Restrictions

          i) During the Term of this Agreement, Application Provider shall own Payment-Eligible User Data solely for the purpose of providing the services of the Co-Branded Application. Application Provider may not use Payment-Eligible User Data to solicit User traffic to www.e-centives.com or any other co-branded version of www.e-centives.com with the intent of driving such Users away from using the Co-Branded Application. Notwithstanding the foregoing, solely for the period from the Effective Date of this

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

            Agreement to the Launch Date for the Co-Branded Application, as hereinafter defined, Application Provider may use Payment Eligible User Data to solicit User traffic to the co-branded area currently in place at http://coupons.excite.com pursuant to the Sponsorship Agreement effective March 5, 1999 in force between the parties.

      ii) Application Provider may not sell, disclose, transfer, rent, or license Payment-Eligible User Data in a form identifiable to any particular user to any third party. Notwithstanding the foregoing, Application Provider may disclose User Data if it is aggregated in a non-associatable way with data from multiple online properties or in an anonymous format on a per user basis.

      iii) In no event may either party sell, disclose, transfer, rent, or license Payment-Eligible User Data to the other party's Named Competitors as listed in EXHIBIT E. Furthermore, Excite@Home may not sell, disclose, transfer, rent, or license Shopping Category Data or Superset Data to Data Restricted Named Companies as specified in
            EXHIBIT I. Not more than once per quarter, Application Provider may update the list of Application Provider Data Restricted Named Companies shown in EXHIBIT I, so long as such list shall not exceed twenty-five (25) companies.

      iv) Excite@Home may not sell, disclose, transfer, rent or license any Transactional Data regardless of Program Member preferences.

      v) The collection, storage, and usage of all classes of Payment-Eligible User Data shall comply with Excite@Home's then-current security and privacy guidelines.

      vi) Application Provider will not solicit any Excite@Home Member on behalf of any Excite@Home Named Competitor during the Term of this Agreement or thereafter. The list of Excite@Home Named Competitors is defined in EXHIBIT E.

c)    Effect of Termination or Expiration

      i) In the event that the Agreement is terminated pursuant to Section 16.a.v due to e-centives' acquisition by an Excite@Home Named Competitor, or by an entity controlling or controlled by an Excite@Home Named Competitor, e-centives shall transfer all of its right, title and interest in and to the Payment-Eligible User Data to Excite. Notwithstanding the foregoing, Payment-Eligible User Data that relates to users who have opted out in accordance with Section 5(a) of EXHIBIT D shall continue to be jointly owned by the parties.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          ii) In the event that the Agreement expires or is terminated for any reason other than termination pursuant to Section 16.a.v, the parties shall continue to jointly own Payment-Eligible User Data in accordance with Section 6.a. The restrictions of Section 6.b shall continue to apply, with the exception of subsections 6.b.i and 6.b.v.

7.   PAYMENTS AND DELIVERY OF USER DATA

     a)   Payments and delivery for General Program Member User Data records:

          i) Excite@Home will supply to Application Provider a minimum of ***** Payment-Eligible User Data records for General Program Members containing all available information set forth in Section 1(h) in each quarter during the Term of this Agreement, beginning with the quarter in which the Launch Date (as hereinafter defined) falls, for a minimum of ***** of these General
               Program Member User Data records during the Term of this Agreement.

          ii) Excite@Home shall provide in excess of ***** such General Program Member User Data records, to the extent such records are available.

          iii) The General Program Member User Data records supplied by Excite@Home to Application Provider shall consist solely of URS User Data.

          iv) e-centives will pay for these General Program Member User Data records to Excite@Home at a rate of $***** per unique User Data record. This rate will apply only to the first ***** records. e-centives will pay Excite@Home $***** in payments for these General Program Member User Data records over the Term of this Agreement, in accordance with the schedule set out in
               Section 7.d. In the event that more than ***** such General Program Member User Data records are supplied, payments for such additional records shall be governed by Section 7.e.

          v) The failure of Excite@Home to deliver at least ***** of these General Program Member User Data records shall not be deemed a breach of this Agreement. To the extent that Excite@Home fails to deliver at least ***** General Program Member User Data records, however, e-centives' total payment obligations under
               Section 7.a.iv shall be correspondingly reduced at the rate of $***** per record for any shortfall. In no event will any failure to deliver at least ***** General Program Member User Data records constitute cause to extend the Term of this Agreement.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

b)   Payments and delivery for Qualified Program Member User Data records:

     i) Excite@Home will supply to e-centives a minimum of ***** Payment-Eligible User Data records for Qualified Program Members containing all available information set forth in Section 1(h) in each quarter during the Term of this Agreement, beginning with the quarter in which the Launch Date (as hereinafter defined) falls, for a minimum of ***** of these Qualified Program Member User Data records during the Term of this Agreement.

     ii) Excite@Home shall provide in excess of ***** such Qualified Program Member User Data records, to the extent such records are available.

     iii) The Qualified Program Member User Data records supplied by Excite@Home to e-centives shall consist of URS User Data and Shopping Category Data and, if available, Superset Data.

     iv) e-centives will pay for these Qualified Program Member User Data records to Excite@Home at a rate of $***** per unique User Data record. This rate will apply only to the first ***** records. e-centives will pay Excite@Home $***** in payments for these Qualified Program Member User Data records over the Term of this Agreement, in accordance with the schedule set out in Section 7.d.
          In the event that more than ***** Qualified Program Member User
          Data records are supplied, payments for such additional records shall be governed by Section 7.e.

     v) The failure of Excite@Home to deliver at least ***** such Qualified Program Member User Data records shall not be deemed a breach of this Agreement. To the extent that Excite@Home fails to deliver at least ***** Qualified Program Member User Data records, however, e-centives' total payment obligations under Section 7.b.iv shall be correspondingly reduced at the rate of $***** per record for any shortfall. In no event will any failure to deliver at least ***** Qualified Program Member User Data records constitute cause to extend the Term of this Agreement.

c)   Conversion of General Program Members to Qualified Program Members

     i) It is anticipated that a substantial number of Program Members who started as General Program Members will subsequently become Qualified Program Members. Both parties stipulate that it is in their interests for this to occur.

     ii) If Excite@Home supplies e-centives with a Qualified Program Member User Data record for a Program Member for whom it has

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          previously submitted a General Program Member User Data record, the record shall be accounted for as follows:

          (1) If the Qualified Program Member User Data record is supplied in the same quarter in which the General Program Member User Data record was originally supplied to e-centives, the Program Member record shall be treated as always having been a Qualified Program Member record for purposes of both volume and payments.

          (2) If the Qualified Program Member User Data record is supplied in a quarter different from the one in which the General Program Member User Data record was originally supplied to e-centives, the Program Member record shall be treated as a Qualified Program Member record for purposes of both volume and payments, but a credit shall be applied against the General Program Member volume and payment guarantees.

          (3) Payments shall be based upon the total number of records delivered for each Program Member category. For payment purposes, Excite@Home shall be obligated to track only total records per category and shall not be obligated to track individual records.

d)   Payment Schedule

     i) Within ten (10) days of the Effective Date of this Agreement, e-centives shall make a non-refundable payment to Excite@Home of $***** as pre-payment for Payment-Eligible User Data records:

          (1) e-centives will pay Excite@Home $***** in pre-payments for ***** General Program Member User Data records.

          (2) e-centives will pay Excite@Home $***** in pre-payments for ***** Qualified Program Member User Data records.

     ii) During the Term of this Agreement, on the first day of each quarter following the quarter in which the Launch Date falls, e-centives shall make additional non-refundable payments for the Payment-Eligible User Data records. In the event that the Launch Date is delayed beyond March 31, 2000, the April 1, 2000, payment pursuant to this subsection shall be postponed and shall instead be made within (10) days of the Launch Date. Payments under this subsection shall be calculated as follows:

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               (1) General Program Member User Data: $*****, plus $***** times the total number of records previously delivered, less all amounts previously paid on account of General Program Member User Data.

               (2) Qualified Program Member User Data: $*****, plus $***** times the total number of records previously delivered, less all amounts previously paid on account of General Program Member User Data.

          iii) The amounts paid pursuant to subsection 7.d.ii shall be further subject to the following cap: at no point shall e-centives' total payments exceed an average of $***** per quarter. In the event that the payment amount dictated by the formulas in subsections 7.d.ii.(1) and (2) would raise e-centives' total payments to an average in excess of $***** per quarter, e-centives shall instead pay only that amount necessary to maintain an average quarterly payment of $*****.

          iv) A sample hypothetical payment schedule showing the effect of this provision is included solely for purposes of illustration in EXHIBIT G.

     e) In the event that Excite@Home delivers more than ***** Payment-Eligible General Program Member User Data records and/or more than ***** Payment-Eligible Qualified Program Member User Data records during the Term of the Agreement, e-centives will pay Excite@Home, on a quarterly basis, *****% of net revenue (gross revenue less direct third party commissions) generated from the delivery of offers to any such excess Program Members. This provision shall apply to net revenue generated during the year following the end of the calendar quarter in which the names were supplied, irrespective of the Term of this Agreement.

8.   USER DATA DELIVERY PERFORMANCE MEETINGS

     The parties will meet on a quarterly basis to review Program Member User Data record delivery goals and performance and adjust marketing plans and member signup goals as mutually agreed.

9.   EXCITE@HOME PURCHASES FROM E-CENTIVES

     a) Excite@Home will purchase in bulk a minimum of $3.75 million in e-centive packages from e-centives at the rate of $***** per e-centive delivered for the purpose of resale to Excite@Home's advertisers and partners. Within 5 days of Launch Date Excite@Home will pay e-centives a non-refundable minimum of $***** and will continue to pay a minimum of $***** each quarter, payable at the beginning of the quarter, during the Term of this Agreement for such packages. Unless

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          sold by Excite within 6 months of purchase, such purchased e-centives packages shall expire and no longer be available for resale by Excite@Home. Any purchases beyond the minimum shall be at Excite@Home's sole discretion. Such e-centive packages shall be governed by e-centives' standard terms and conditions. To the extent that Excite@Home elects in its sole discretion to purchase in excess of $***** in e-centive packages during any quarter, any such excess purchases shall constitute a credit which Excite@Home may apply against its minimum purchase obligations in any subsequent quarter(s).

     b) Excite@Home will determine, at its sole discretion, the size and nature of each e-centive package bought under these terms. Excite@Home shall not be limited to a standard package size.

     c) Excite@Home will pay e-centives *****% of net revenue (gross revenue less $***** purchase price and cost of sales not to exceed *****% of gross revenues) generated from sales of the e-centives packages.

     d) e-centives may not extend exclusive offers developed for Excite@Home by its advertisers to non-Excite@Home users of the e-centives service for a period of 30 days following the day on which the offer is first made available through Excite@Home.

10.  USAGE REPORTS

     a) Application Provider will provide usage reports to Excite@Home on a weekly basis in a mutually agreed upon format. At a minimum, usage reports will include:

          i) Transactional Data on all Excite@Home Members who transact through the Co-Branded Application (where available and as limited by Section 6.a.iii);

          ii) Individual Program Member data, including such information as user preferences, usage, and response rates;

          iii)  Daily page views by category; and

          iv)   Aggregate information on response rates.

     b)   The usage reports will be co-owned by the parties.

11.  TRADEMARK OWNERSHIP AND LICENSE

     a) Application Provider will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite@Home in Section 11(c) below.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     b) Excite@Home will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Application Provider in Section 11(c) below.

     c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time.

     d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except:

          i)   As the parties may agree in writing; or

          ii)  To the extent permitted by applicable law.


12   CONTENT OWNERSHIP AND LICENSE

     a) Application Provider will retain all right, title and interest in and to the e-centives Content worldwide (including, but not limited to, ownership of all copyrights and other intellectual property rights therein). Subject to the terms and conditions of this Agreement, Application Provider hereby grants to Excite@Home a royalty-free, non-exclusive, worldwide license to use, reproduce, distribute, transmit and publicly display the e-centives Content in accordance with this Agreement and to sub-license the Application Content to Excite@Home's wholly-owned subsidiaries or to joint ventures in which Excite@Home participates for the sole purpose of using, reproducing, distributing, transmitting and publicly displaying the e-centives Content in accordance with this Agreement, provided that no such sublicensing shall be to Application Provider Named Competitors.

     b) Excite@Home will retain all right, title, and interest in and to the Excite Network worldwide (including, but not limited to, ownership of all copyrights, look and feel and other intellectual property rights therein).


13.  MAINTENANCE, CUSTOMER SUPPORT AND PERFORMANCE OBLIGATIONS

     a) Application Provider shall be responsible for providing all maintenance and technical support for all Co-Branded Application users as set forth in EXHIBIT H.

     b) Application Provider shall be responsible for meeting the performance and uptime guarantees for the Co-Branded Application as set forth in EXHIBIT H.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

14.  PUBLICITY

     It is the intention of both parties to publicly disclose the nature (but not the terms) of the relationship following the completion of the Agreement and other related documents. It is the intention of both parties to support public releases, whereby an authorized senior executive of both companies is quoted within the release. Both parties will provide reasonable and timely support of such releases. Neither party shall make any publication or issue any press release concerning this document or the arrangements contemplated without the other party's written approval prior to release. Notwithstanding the foregoing, Excite@Home agrees to allow reference to its name and disclosure of the terms of the relationship between the parties to potential investors and relevant regulatory authorities for purposes of funding activities by e-centives, which may include an initial public offering.

15.  TERM

     The term of this Agreement will begin on the Effective Date and will end three (3) years from the date the Co-Branded Application becomes accessible to Excite@Home Members ("Launch Date").

16.  TERMINATION

     a)   Basis for Termination:

          i) Either party may terminate if the other party breaches the Agreement and the breach remains uncured for thirty (30) days following receipt of written notice of intention to terminate from the other party.

          ii) Excite@Home may terminate the Agreement with thirty (30) days written notice if Application Provider does not meet the content and launch guidelines described in EXHIBIT B.

          iii) Excite@Home may terminate the Agreement if the Co-Branded Application is not at least comparable to any other source of Application Content on the Internet in accordance with the following provisions:

               (1) At any time during the Term of this Agreement, Excite@Home may determine, in its reasonable judgment, that the Co-Branded Application is not at least comparable to other sources of Application Content generally available on the Internet in terms of the following factors:

                    (i)  Breadth and depth of content;

                    (ii) Tools and functionality;

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          (iii) Personalization; and

          (iv)  User interface and ease of use.

     (2) If Excite@Home determines that the Co-Branded Application is not at least comparable to other sources of Application Content generally available on the Internet in terms of at least two of the four factors in Section 16.a.iii.1, Excite@Home may notify Application Provider in writing of said deficiency, which shall initiate a 28-day "Cure Period." If at the end of the Cure Period Excite@Home, in its reasonable judgment, determines that the deficiency still exists, then Excite@Home may terminate the Agreement without further delay.

iv) Either party may terminate the Agreement without penalty upon thirty (30) days' written notice if regulations or applicable laws applied at the US federal level regarding privacy or User Data purchase and/or usage impede or prohibit said party from performing its services as contemplated by this Agreement or thereafter.

v) In the event that a majority of Application Provider's assets are merged, acquired or sold to an Excite@Home Named Competitor, or to an entity controlling or controlled by an Excite@Home Named Competitor, then Excite@Home may terminate this Agreement by providing thirty (30) days written notice. This option to terminate this Agreement may only be exercised by providing written notice within ninety (90) days of Excite@Home's receiving notice of such transaction. Application Provider shall provide such notice at least twenty-four (24) hours before the public announcement of any such transaction.

vi) The parties acknowledge that, due to the continually evolving nature of the Internet, substantive changes to the product plan and integration contemplated in the Agreement will likely be necessary during the Term. From time to time, Excite@Home may require that Application Provider provide extensions, incremental services and/or integration of the Co-Branded Application (collectively, "Modifications"). In the event that Application Provider is unable and/or unwilling to deliver such additions, or in the event that the parties disagree on the direction of the Co-Branded Application or its integration, Excite@Home may terminate the Agreement with no penalty by providing ninety (90) days written notice. Notwithstanding the foregoing, Excite shall not be entitled to terminate this Agreement in the event that the requested

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          Modifications exceed or are outside the scope of technology and/or service levels generally available on the Internet.

b)   Effects of Termination

     i) Each Party will promptly return all Confidential Information of the other party.

     ii) Each Party will pay all earned and undisputed outstanding amounts owed to the other Party under this Agreement within thirty (30) days after the effective date of such termination. Notwithstanding the foregoing, all payments for User Data records shall be due and accrue in accordance with terms of this Agreement.

     iii) For a period of up to sixty (60) days, Application Provider will provide consulting services to Excite@Home, as Excite@Home may reasonably request and for reasonable fees to be paid to Application Provider, such fees to be agreed upon in writing by the Parties, to assist Excite@Home in providing a seamless transition to Program Members. Application Provider will have no obligation to provide such services to Excite@Home to the extent that Application Provider's personnel and resources are unavailable in the amounts requested by Excite@Home or if the Parties are unable in good faith to agree on the reasonable fees to be paid to Application Provider for such services. Application Provider will not be required, in the course of providing such consulting services to Excite@Home, to disclose or transfer to Excite@Home any proprietary information, software, or Intellectual Property of Application Provider or any of its merchant partners.

     iv) To further ensure a seamless transition for Program Members, in the event of a termination based upon a material breach by e-centives or an acquisition pursuant to Section 16.a.v. only, Application Provider shall continue to host and maintain the Co-Branded Application for a period of one hundred twenty (120) days following either receipt or issuance of notice of intention to terminate this Agreement. Such hosting and maintenance of the Co-Branded Application shall be provided by Application Provider at such reasonable rates as are mutually agreed upon by the parties.

     v) The provisions of this Section (Termination), Section 17 (Post-Termination Communications), Section 18 (Confidentiality),
          Section 19 (Warranties and Indemnities), Section 20 (Limitation of Liability), and Section 21 (Dispute Resolution) shall survive any termination or expiration of this Agreement.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

17.  POST-TERMINATION COMMUNICATIONS

     a) Upon termination of this Agreement for reasons other than a relationship with an Excite@Home Named Competitor under Section 16.a.v., the parties will communicate with Program Members as follows:

          i) Excite@Home will email Program Members on e-centives' behalf up to a maximum of two times. Consistent with other communications envisioned during the Term of the Agreement, such mailings will be branded Excite@Home but will alert Program Members that this Agreement is to be terminated, the Co-Branded Application will continue with e-centives branding, and Program Members will continue as a participant in the e-centives service unless they explicitly opt out. The content and copy of such emails shall be mutually agreed upon.

          ii) The first email will be exclusive to e-centives (i.e., it will not mention similar services from Excite@Home or other third parties) and will alert Program Members of the continuation of the e-centives service directly from e-centives. Program Members shall be further alerted that their membership in the e-centives service shall continue unless they explicitly opt-out. Excite@Home shall not promote competing services in such contact or otherwise discourage Program Members from continuing to use the e-centives service as provided directly by e-centives.

          iii) The second email will not be exclusive to e-centives. It will include the same e-centives alerts as in the first email, but may offer a replacement Excite@Home service and a notification that the Program Member will remain in such an Excite@Home-provided service unless they specifically opt-out. Excite@Home shall not discourage Program Members from continuing to use the e-centives service directly from e-centives, but may offer an additional choice. It is conceivable that any one end user customer could use both services.

          iv) Any such communications will be subject to Excite@Home's then-current privacy policy.

     b) In the event that the Agreement is terminated pursuant to Section 16.a.v. due to e-centives' acquisition by an Excite@Home Named Competitor, or by an entity controlling or controlled by an Excite@Home Named Competitor, e-centives or its assigns or designates may not contact any Users for whom User Data has been provided pursuant to this Agreement, excluding those that have opted out in accordance with Section 5(a) of Exhibit D. In the event of such termination, e-centives will not be eligible for any refund of pre-termination payments made to Excite@Home.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

18.  CONFIDENTIALITY

     a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential" or "proprietary"; or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

     b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iii) the receiving party knew prior to receiving such information from the disclosing party or develops independently.

     c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

     d) Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

     e) The information contained in the Usage Reports provided hereunder will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

     f) The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and will not be disclosed without the written consent of the other party.

19.  WARRANTIES AND INDEMNITIES

     a)   Application Provider's warranties and indemnities:

          i) Application Provider warrants that it owns, or has obtained the right to distribute and make available, as specified in this Agreement, any and all content provided to Excite@Home or made available to third parties (excluding the Excite Content) in connection with this Agreement.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          ii) Application Provider warrants that the e-centives Content will comply, in all material respects, with the description and technical specifications contained in EXHIBITS A AND B.

          iii) Application Provider will indemnify, defend and hold harmless Excite@Home, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

               (1) Its breach of any warranty, representation or covenant in this Agreement; or

               (2) Any claim (including, without limitation, claims for infringement of third party intellectual property, publicity, or privacy rights) arising from the e-centives Content, including, without limitation, e-centives' trademarks, but excluding claims based upon the Excite Content or any other materials provided by Excite in the form originally provided by Excite; or

               (3) Any claims (including, without limitation, claims for infringement of third party intellectual property, publicity, or privacy rights), by third parties arising out of or based upon e-centives' services and/or any other service provided by e-centives, but excluding claims based upon the Excite Content or any other information or materials provided by Excite in the form originally provided by Excite.

          iv) Application Provider's obligation to indemnify Excite@Home is conditioned upon Excite@Home promptly notifying Application Provider of any and all such claims. Notwithstanding the foregoing, Application Provider shall only be relieved of its obligation to indemnify Excite@Home to the extent that any such failure to notify materially and adversely affects Application Provider's defense. Excite@Home will reasonably cooperate with Application Provider in the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to, or prejudices or detrimentally impacts Excite@Home in any way, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite@Home's written consent (not to be unreasonably withheld or delayed), and Excite@Home may have its own counsel in attendance at all official proceedings and substantive negotiations relating to such claim at Excite@Home's sole cost and expense.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

b)   Excite@Home's warranties and indemnities:

     i) Excite warrants that it has the right to distribute and make available, as specified in this Agreement, any and all content and User Data provided to e-centives or made available to third parties (excluding the e-centives Content) in connection with this Agreement.

     ii) Excite warrants that the Excite Content will comply, in all material respects, with the description and technical specifications contained in EXHIBITS A AND B.

     iii) Excite@Home will indemnify, defend and hold harmless Application Provider, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, attorneys fees) arising from:

          (1) Its breach of any warranty, representation or covenant in this Agreement;

          (2) Any claim (including, without limitation, claims for infringement of third party intellectual property rights) arising from the Excite Content, including, without limitation, Excite's trademarks, but excluding claims based upon the e-centives Content or any other materials provided by e-centives in the form originally provided by e-centives; or

          (3) Any claims (including, without limitation, claims for infringement of third party intellectual property rights), by third parties arising out of or based upon Excite@Home's services and/or any other service provided by Excite, but excluding claims based upon the e-centives Content or any other information or materials provided by e-centives in the form originally provided by e-centives.

     iv) Excite@Home's obligation to indemnify Application Provider is conditioned upon Application Provider promptly notifying Excite@Home of any and all such claims. Notwithstanding the foregoing, Excite shall only be relieved of its obligation to indemnify e-centives to the extent that any such failure to notify materially and adversely affects Excite@Home's defense. Application Provider will reasonably cooperate with Excite@Home in the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to, or prejudices or detrimentally impacts

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

               Application Provider in any way, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Application Provider's written consent (not to be unreasonably withheld or delayed), and Application Provider may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim at Application Provider's sole cost and expense.

     c) Except as specified in this Section, neither party makes any warranty in connection with the subject matter of this Agreement and hereby disclaims any and all implied warranties, including all implied warranties of merchantability and fitness for a particular purpose regarding such subject matter.

20.  LIMITATION OF LIABILITY

     Except as provided by Sections 19(a)(iii)(2), (a)(iii)(3), (b)(iii)(2) and
     (b)(iii)(3):

     a) Neither party will have liability for any damages other than direct damages. In no event will either party be liable to the other for any special, incidental or consequential damages, whether based on breach of contract, tort (including negligence) or otherwise, whether or not that party has been advised of the possibility of such damage.

     b) Either party's liability for damages shall be limited to the amounts actually paid by the other party.

21.  DISPUTE RESOLUTION

     a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction. For the purposes of this Section only, the parties consent to venue in either the state courts of the county in which Excite@Home has its principal place of business or the United States District Court for the Northern District of California.

     b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

        dispute(s) to a mutually acceptable mediator for hearing in the county in which Excite@Home has its principal place of business.

     c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The arbitration will be held in the county in which Excite@Home has its principal place of business.

22.  GENERAL

     a) Governing Law. The Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Application Provider.

     b) Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with a merger, reorganization or sale of all, or substantially all, of such party's assets or capital stock. Any attempt to assign this Agreement other than as permitted above will be null and void.

     c) Notice. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

     d) No Agency. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

     e) Audit Rights. A party obligated to make payments and/or provide User Data hereunder shall keep for 3 years proper records and books of account relating to the computation of such payments and/or the compilation and content of such User Data. Once every 12 months, the party receiving payment and/or User Data records or its designee may inspect such records to verify for accuracy. Any such inspection will be conducted in a

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     manner that does not unreasonably interfere with the inspected party's business activities. In the case of underpayments, the inspected party shall immediately make any overdue payments disclosed by the audit plus applicable interest. Such inspection shall be at the inspecting party's expense; however, if the audit reveals overdue payments in excess of 5% of the payments owed to date, the inspected party shall immediately pay the cost of such audit, and the inspecting party may conduct another audit during the same 12 month period. In the case of inaccurate and/or outdated User Data, the providing party shall immediately provide accurate User Data and/or updated User Data (to the extent such party has updated User Data.

f) Force Majeure. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

g) Severability. In the event that any of the provisions of this Agreement are held by to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

h) Entire Agreement. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter or related matters hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. Notwithstanding the foregoing, the Sponsorship Agreement effective on March 5, 1999 that currently is in force between the two parties to this Agreement shall remain in force, on an interim basis only, and will terminate at the end of the calendar month that the Co-Branded Application launches on the Excite@Home Shopping service without further compensation from either party.

i) Waiver. The failure of either Party to require performance by the other Party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either Party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

j) Modification. This Agreement may only be modified by a written document executed by both parties.

k) Construction. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



AT HOME CORPORATION                     e-centives, INC.

By: ________________________________    By: ____________________________________


Name: ______________________________    Name: __________________________________


Title: _____________________________    Title: _________________________________


Date: ______________________________    Date: __________________________________


450 Broadway                            6903 Rockledge Drive, Suite 1200
Redwood City, CA 94063                  Bethesda, MD 20817

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT A

                 UNTARGETED AND TARGETED OFFERS WITHIN THE CO-
                              BRANDED APPLICATION

1.   DEFINITIONS

     a) "Untargeted Offers" are those offers generated from either party's network of merchant partners, to be extended to all Users for the benefit of attracting shoppers.

     b) "Targeted Offers" are e-centives offers made available only to Program Members.

2.   TREATMENT OF UNTARGETED OFFERS

     a) The parties shall establish by mutual agreement prices for the sale of Untargeted Offers for display in the Co-Branded Application.

     b) The parties will share equally all revenue from the sale of Untargeted Offers sold for display in the Co-Branded Application. This equal division of revenue shall not extend to any placement of Untargeted Offers outside the Co-Branded Application. For Untargeted Offers that appear both on the Co-Branded Application and elsewhere on the Excite Network, revenue attributable to placement on the Co-Branded Application shall be calculated based on the price to be established as set forth in Section 2.a of this Exhibit, and the parties will share equally such revenue.

     c) The price to be established as set forth in Section 2.a of this Exhibit shall not apply to mass listings of paper or local coupons. The parties will share equally all revenue from the listing of paper or local coupons in the Co-Branded Application.

     d) Each party shall receive without charge space for twenty (20) Untargeted Offers each month. This allocation of free Untargeted Offers may be modified as mutually agreed upon during the Term of the Agreement.

3.   TREATMENT OF TARGETED OFFERS

     a) Targeted offers may be viewed by Users, but may not be used by Users unless they become Program Members.

     b) Targeted offers shall be sold as e-centives and charged upon delivery or display to, or transaction by, a Program Member in the Co-Branded Application or its associated emails.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


     c)   All Targeted Offers shall be placed above any Untargeted Offers.

     d) e-centives Co-Branded Application emails shall contain only Targeted Offers, and shall not contain Untargeted Offers.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                     CONTENT DESCRIPTION AND SPECIFICATIONS
                            ("APPLICATION CONTENT")


The following describes the general product plan for the Co-Branded Application:

1.   CUSTOMER OFFERS

     a)   There shall be four distinct types of offers:

          i) Traditional e-centives offers, which are classified as Targeted Offers;

          ii) Excite@Home-exclusive e-centives offers, which are classified as Targeted Offers;

          iii) Other Excite@Home Member exclusive offers, which are classified as Untargeted Offers;

               (1) May be unrelated to e-centives and will have redemption off the e-centives-hosted experience.

          iv) As deemed appropriate by Excite@Home, other offers that may or may not be exclusive to Excite@Home which are provided as a feed to e-centives, which are classified as Untargeted Offers;

               (1) Required so that Members perceive e-centives-hosted content as a superset of Excite@Home's traditional content;

               (2) Important not to have a binary selection -- non-Excite@Home-Member-exclusive offers in one area and Excite@Home-Member-exclusive offers in another -- an unacceptable user experience.

          v) Design cues will be used to differentiate the different types of offers seen by Members, as shown below:

                                     Anonymous Users     Excite@Home Members
Served by                              e-centives          e-centives
Traditional e-centives offers          Yes*                Yes
Excite-exclusive e-centives offers     Yes*                Yes

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                     Other Excite@Home Member offers      No         Yes

                     Non-Excite@Home-Member offers        Yes        Yes

                        * Must convert to Excite@Home Member status to redeem

     b) e-centives will use commercially reasonable efforts to support up to a combined 10,000 initial offers from Section 1.a.iii and 1.a.iv of this Exhibit B on the Effective Date of this Agreement. Excite@Home shall have the right to specify an increased capacity of offer presentment at its sole option upon giving three months' advance notice to e-centives at any point during the Term of this Agreement, presuming such request shall be reasonable.

4.   OFFER PLACEMENT

     To ensure an opportunity for both parties to have a reasonable chance to display their own offers within the Co-Branded Application, the following prioritization of offers shall be made within any content area served by e-centives:

     a)   For the first page presented within any shopping category area,

          i) All Targeted Offers shall have placement priority above any Untargeted Offers.

          ii) Within the Targeted Offers region, the top 30% of the offer placement locations on the first page within a category of the Co-Branded Application (not including banner or sponsorship placements) will be allocated to Excite@Home exclusive e-centives offers. The remaining 70% of such first pages, along with subsequent pages within each category, the offer placement locations will be split 50%/50% between Excite@Home and e-centives and will be served in an alternating order.

          iii) Similarly, within the Untargeted Offers region, the top 30% of the offer placement locations on the first page within a category of the Co-Branded Application (not including banner or sponsorship placements) will be allocated to Excite@Home. The remaining 70% of such first pages, along with subsequent pages within each category, the offer placement locations will be split 50%/50% between Excite@Home and e-centives and will be served in an alternating order.

     b) For the second and any following pages presented within any shopping category area, half of the offer placement positions will be allocated to Excite@Home and the other half will be allocated to e-centives and the position of said placements on the page shall be random.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

5.   CUSTOMER BRANDING EXPERIENCE

     a) Until offer selection is made, branding shall be, at Excite@Home's option, "Excite" or "Excite@Home" with a tag line "powered by e-centives."

     b) When offer management or redemption occurs, "Excite (or alternately, Excite@Home, as detailed in Section 3.a of this Exhibit) powered by e-centives" shall be replaced by cobranding, including full logo treatment for e-centives. For any branding at the merchant subject to final merchant approval, e-centives shall use commercially reasonable efforts to ensure that both Excite@Home and e-centives branding elements are present.

     c) Both traditional e-centives offers and Excite@Home e-centives offers will contain e-centives branding elements within an application that is otherwise Excite@Home branded.

     d) The Co-Branded Application shall conform to Excite@Home Third-Party Application standards, including:

          i)   Page weight;

          ii) Presence of advertising banners and/or sponsorship placements served by Excite@Home/MatchLogic at Excite@Home's exclusive option;

          iii) Color, fonts, layout, design standards, header, footer, navigational elements, tabbing metaphors, etc.;

          iv) Navigational elements directing traffic to non-e-centives content (e.g., Excite@Home Mail and other Excite@Home Shopping destinations);

          v) Excite@Home's Third-Party Application Standards may change over the Term of this Agreement. As they do, e-centives may be required to make periodic design enhancements to comply with these Standards. Any such required changes shall be reasonable and shall be materially similar to changes required of other applications and application providers subject to Excite@Home's Third-Party Application Standards.

     e) The Co-Branded Application shall be designed to appear to the customer as being Excite@Home; analogs to the goal would be Excite@Home's sports content area at http://www.excite.com/sports, as it appears on the Effective Date of this Agreement (see Exhibit C), which is served by a third-party firm but carries only Excite@Home messaging cues.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     f) Other Excite@Home Member Offers, and Non-Excite@Home-Member Offers, as highlighted in the matrix in Section 1.b of this Exhibit B, may also require third-party branding in their presentation.

6.   OFFER HIERARCHY SYNCHRONIZATION

     a) e-centives does not need to adopt Excite@Home's directory structure but must use similar categorization methodology. For example, Autos and Electronics may be categories at the same level in the hierarchy, but Autos and Cameras would not be at the same level.

     b) e-centives must map to Excite@Home's Shopping directory hierarchy, which may change from time to time during the Term of this Agreement.

     c) e-centives must adopt Excite@Home's naming conventions (e.g. Excite@Home's "Autos" label vs. e-centives' "Automotive" label).

     d) e-centives must provide product and/or offer search capabilities that are comparable to Excite Network offerings, including local (zip code) and off-line redemption. Any such required capabilities shall be reasonable and shall be materially similar to capabilities required of other applications and application providers subject to Excite@Home's Third-Party Application Standards.

7.   PLACEMENT

     a) During the first year of the Agreement a persistent "Above-the-Fold" link shall remain present in the Excite@Home Shopping content area, or its subsequent replacement, or an equivalent area as determined by Excite@Home, that directs end users to the Co-Branded Application, the phrasing of which shall be mutually agreed upon. "Above-the-Fold" shall mean in a position generally viewable by an end-user customer using an Internet browser which has been maximized to full screen on a computer displaying a minimum resolution of 600 x 800 dpi or higher.

     b) During the remainder of the Agreement, a prominent and persistent link shall remain present in the Excite@Home Shopping content area, or its subsequent replacement, or an equivalent area as determined by Excite@Home, that directs end users to the Co-Branded Application.
          The phrasing of the link shall be mutually agreed upon by the parties.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT C



                  LOOK AND FEEL OF THE CO-BRANDED APPLICATION


     The screen shot(s) that follow are examples, solely for purposes of illustration, of the intended look and feel for the Co-Branded Application, as described in Exhibit B, Section 3.e:

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D

                           OUTBOUND CUSTOMER CONTACTS

1.   EMAIL OF ACCOUNT STATUS TO MEMBERS ACQUIRED THROUGH EXCITE@HOME:

     a) Excite@Home shall control the look and feel of such emails, which shall be developed in cooperation with e-centives.

2.   WELCOME E-MAILS

     a) A Welcome email will be sent to all Qualified Program Members when they first access the Co-Branded Application, provided that Qualified Program Members are clearly notified concerning the sending of such emails at the time of Co-Branded Application use. All such Welcome emails shall be bound by Excite@Home's security and privacy guidelines. A Welcome email regarding the Co-Branded Application will be sent to all General Program Members.

3.   THEMATIC OR SUPPLEMENTAL E-MAILS:

     a) Excite@Home shall control the timing, strategy, and look and feel of Thematic and Supplemental emails. Notwithstanding the foregoing, Excite@Home agrees that emails shall be sent at least once per month to at least 50% of the Program Members with at least five (5) merchant offers.

     b) Excite@Home shall sell e-centives Thematic or Supplemental emails at no less than e-centives' then current standard or generally available discounted email rates. If Excite@Home does not sell such emails, or all positions within such emails, then e-centives may do so.

     c) Excite@Home and e-centives shall share equally all net revenue from such offers, defined as gross revenue minus third-party serving costs, which shall not exceed $0.01 per email piece delivered.

4.   RECIPROCAL DATA TRANSFER & REPORTING

     a) The parties will allocate the production and sending of emails between them based upon technical considerations to be addressed to both party's mutual satisfaction. In some instances e-centives will produce and send the outbound email pieces, and in other cases Excite@Home will produce and send the outbound email pieces.

     b) The determination of which emails shall be sent by which party shall be mutually determined.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

     c)   In all cases, the primary branding on each email will be Excite@Home.

     d) Excite@Home will retain full editorial oversight for all mass distribution mailings contemplated under this Agreement, regardless of the sending source.

     e) Reporting and per-email recipient activity data is desired by both parties and shall be mutually agreed upon, with both parties agreeing to provide reporting and per-email recipient activity data that is reasonably equivalent to that offered by the other party. Each party shall assume its own costs in both sending outbound email and in providing necessary reporting and data to the other party.


5.   COMMUNICATIONS TO PROGRAM MEMBERS WHO OPT OUT OF FIRST-PARTY CONTACT

     a) Excite@Home maintains records concerning whether Excite@Home Users have opted in or opted out of receiving contacts from Excite@Home ("first-party contacts"). From time to time, Excite@Home Users who have opted in to first-party contacts may subsequently elect to opt out of first-party contacts.


     b) Excite@Home or a designated agent shall provide notice to Application Provider when Program Members whose User Data records have been licensed to Application Provider opt out of receiving any first-party contacts subsequent to licensing. This notice shall be provided on a schedule and in a format to be mutually agreed upon.

     c) Within forty-eight (48) hours of receiving notice that a Program Member has opted out of first-party contact, Application Provider shall:

          i) Ensure that future emails to the Program Member do not contain any Excite@Home branding; and

          ii) Ensure that future emails do not direct the Program Member to the Co-Branded Application. Application Provider may continue to direct Program Members to http://www.e-centives.com or its subsequent replacement.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT E

                     EXCITE@HOME/APPLICATION PROVIDER NAMED
                                  COMPETITORS


Excite@Home Named Competitors
-----------------------------

AOL Time Warner
Yahoo
Go/Infoseek
Lycos
Snap/NBCi
Ebay
AltaVista





Application Provider Named Competitors
--------------------------------------

CoolSavings.com
IQ.com
BrightStreet.com
ValPak
HotCoupons
Aduo
SuperMarkets Online
Coupons.com (Xadvantage)
Dash
ShoppingList.com

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT F

                        PROMOTION ON EXCITE@HOME NETWORK

1.  OFFERS

    a) The parties will work together to develop mutually agreed upon modules designed to promote the Co-Branded Application, which may appear on the Excite.com homepage for some Users.

    b) At its discretion, Excite@Home may include up to five rotating links on the My Excite Start Page ("MESP"). At Excite@Home's discretion, Excite@Home may include Excite@Home exclusive e-centives offers, non-exclusive e-centives offers may also get rotation on MESP, or general calls to action to the Co-Branded Application.

    c) At Excite@Home's discretion, links may be included in the "My Services" module. All decisions regarding this module remain Excite@Home's, including but not limited to the name and relative placement of the module on MESP. This module may not remain as a default module on the page over the entire length of the Agreement.

    d)  No e-centives branding of any kind will be present on MESP.

2.  OFFER CATEGORIES

    a) This Section applies to the publicly accessible narrowband offering from Excite@Home, currently available at http://www.excite.com.

    b) Excite@Home intends to use a randomization function to surface offers on MESP in order to provide category specification by user and to support dynamic content delivery for each server-refreshed page view. This technique will support all e-centives categories and personalized user category filtering, but will not support offers that can appear in multiple categories or offer weighting.

    c) Of all e-centives implementation links on MESP, any single category can have only one link placement.

    d) For a category to be surfaced, there must be three unique offers in that category. The minimum of three offers per category must remain fresh;
        if more than one week has elapsed without new offers being available then a status message indicating no new offers in the category selected will appear.

    e) To prevent multiple appearances of a single offer on one MESP page view, every offer must be tagged to only one e-centives category.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

3.   USER TYPES

     a) Anonymous Users and Excite@Home Members with no personalization of the My Services module:

          i) Excite@Home may display two to five links at its sole option. All e-centives categories will be supported, but each category may have at most one link.

     b) Excite@Home Members with personalization of the My Services module and/or provision of an e-centives account:

          i) Excite@Home may display two to five links at its sole option. All e-centives categories will be supported, but each category may have at most one link per page view.

          ii) Category surfacing will be based upon users' submitted preferences.

          iii) Excite@Home Members shall retain unilateral control to turn all offer presentments off.

4.   IMPLEMENTATION

     a) e-centives shall write the necessary application for Excite@Home provided API to automate bulk update of available offers into Excite@Home's Concorde system. The targeted completion date shall be 12-16 weeks from the Effective Date of this Agreement.

     b) The placement of e-centives promotional links on the default front page will be implemented in a test mode for a pre-determined period of time. Specific success measures, including increases in the conversion rate of non-Excite@Home-Members to Excite@Home-Members, must be met prior to making the decision to continue default placement.

     c) Access to the e-centives organizer will be from links within Member Services and Shopping and potentially other locations as well, at Excite@Home's sole discretion.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT G

                           PAYMENT SCHEDULE: EXEMPLAR

     The spreadsheet that follows is an example, solely for purposes of illustration, of the payment provisions set out by Section 7.d.

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT H

                  MAINTENANCE AND TECHNICAL SUPPORT STANDARDS


1.   MAINTENANCE

     a) Application Provider shall provide, during 6:00 AM - 6:00 PM Pacific Time on Application Provider's normal business days, telephone consulting services to Excite@Home's designated personnel to assist such personnel in resolving problems, obtaining clarification relative to the Co-Branded Application and providing assistance regarding suspected defects or errors in the Co-Branded Application.

     b) Application Provider shall also provide after-hours support to Excite@Home. Excite@Home's use of such support shall be confined to calls related to Severity 1 and Severity 2 issues as those terms are defined in this Exhibit I. Application Provider will make all reasonable efforts to respond to Excite@Home's after-hours support requests within the standards set out in this Exhibit I prior to the next business day following receipt of the request.

     c) By mutual agreement of the parties, Application Provider shall furnish qualified personnel for on site assistance to Excite@Home to resolve problems and to assist in customization.

     d) Application Provider agrees to diligently work to promptly correct defects and errors in the Co-Branded Application. Application Provider agrees to respond to Excite@Home by using a dedicated contact telephone number for each support call.

     e) Notwithstanding the foregoing, in the case of a system down condition, (i.e. Severity 1, as defined below) attributable to Application Provider, Application Provider may utilize other means of communication for both reporting of errors and the conditions thereof.

     f) Application Provider shall respond to and complete correction of errors, defects and malfunctions, in accordance with the following schedule:

          i) SEVERITY 1: Causes data corruption or system crash or Program Members or Excite@Home cannot make effective use of the Co-Branded Application.

          ii) SEVERITY 2: Feature does not work as documented, no reasonable work-around exists and Program Members or Excite@Home have a critical need for the feature;

*****Confidential Treatment has been requested for portions of this agreement. The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          iii) SEVERITY 3 Feature doesn't work as documented, but a reasonable work around exists or Excite@Home or Program Members do not have a critical need for the feature;

          iv)  SEVERITY 4  Enhancement request.

     g) Provided that maintenance calls are received within Application Provider's maintenance hours, Application Provider shall make an initial response to a Severity 1 maintenance call within two (2) hours after receipt. Application Provider shall use best efforts to provide a fix, work around, or to patch Severity 1 bugs within twenty four
          (24) hours after the bug is replicated by Application Provider and confirmed as a bug by Application Provider.

     h) Provided that maintenance calls are received within Application Provider's maintenance hours, Application Provider shall make an initial response to Severity 2 maintenance calls within four (4) hours after receipt. Application Provider shall make commercially reasonable efforts to provide a fix or work around for Severity 2 bugs within five (5) business days.

     i) Provided that maintenance calls are received within Application Provider's maintenance hours. Application Provider shall make an initial response to Severity 3 maintenance calls within twenty-four
          (24) hours after receipt. Application Provider shall make reasonable efforts to identify a resolution to Severity 3 bugs within thirty (30) days.

     j) Provided that all maintenance calls are received within Application Provider's business hours, Application Provider shall make an initial response to Severity 4 maintenance call within forty-eight (48) hours after receipt. Severity 4 issues will be dealt with on a case-by-case basis and no blanket commitments will be made.

     k) Excite@Home shall appoint one (1) person as the principal point of contact for the communication of bugs and errors to Application Provider and for the receipt of bug and error fixes, work arounds and updates, if any. Additionally Excite@Home may appoint another person as a backup of the principal contact.

2.   UPTIME GUARANTEE

     a) The Co-Branded Application shall not experience more than two outages (unscheduled downtime) of more than two hours during any one month. In addition, the Co-Branded Application shall have at least the following uptime as measured monthly, excluding planned downtime:

          i)   First six months after launch of the Co-Branded Application:
               98.8%.

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*****Confidential Treatment has been requested for portions of this agreement.
The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

          ii)  Months 7-12 following launch of the Co-Branded Application:
               99.4%.

          iii) Remainder of the Term of the Agreement: 99.5%.

     b) Application Provider will notify Excite@Home within fifteen (15) minutes of any known and verified unscheduled downtime of the Co-Branded Application and update the status to Excite@Home each and every hour until service is back up. Application Provider will immediately notify Excite@Home when service is restored.

3.   SYSTEM PERFORMANCE

     a) Latency of any data from the time Application Provider's server receives a request to serve data to the time when Application Provider's server begins to serve such data shall be less than or equal to three seconds, except that latency of login/account creation shall be no greater than five seconds in at least 90% of all cases, and in no case shall PIN presentment be in excess of ten seconds, independent of network or Internet conditions.

     b) Throughput of all data being served directly to the end user shall be sustained at least 50Kbits/sec as measured by Excite@Home's monitoring stations in at least 80% of all monitored cases.

4.   PERFORMANCE MEASUREMENT

     a) Application Provider shall provide outage reports to Excite@Home upon request.

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*****Confidential Treatment has been requested for portions of this agreement.
The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT I

             APPLICATION PROVIDERS DATA RESTRICTED NAMED COMPANIES

     Netcentives
     MyPoints.com
     Cybergold
     beenz.com
     YesMail
     Lifeminders
     Net Creations
     Double Click
     24/7
     Net Perceptions
     Engage Technologies
     Broadvision
     Personify
     Andromedia
     Befree
     Linkshare
     Brodiq
     Q-Pass
     Younology





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*****Confidential Treatment has been requested for portions of this agreement.
The copy file herewith omits information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.

*****